Exhibit 3.1.33

CERTIFICATE OF INCORPORATION

OF

CAPITAL CITY PUBLISHING COMPANY

* * * * * * * * * * * * * * * * * * * * *

We, the undersigned, hereby associate ourselves for the purpose of becoming a corporation under the laws of the state of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of a corporation for profit.

ARTICLE I.

NAME OF CORPORATION.

The name of the corporation shall be Capital City Publishing Company.

ARTICLE II.

GENERAL NATURE OF BUSINESS.

The general nature of business to be transacted and conducted by the said corporation, shall be to edit, print, and publish daily and weekly newspapers, magazines, books and periodicals; to operate a general book binding, job printing, lithographing, engraving and advertising business; to print and sell legal blanks, forms of conveyancing, stationary, office and business forms, and publications of all kinds and descriptions; to buy and sell, hold, own, use, lease and rent real and personal property, whether used for the main purposes of the corporation or otherwise, and to mortgage or pledge the same in like manner as a natural person; to establish, maintain and operate printing houses and plants, and such machinery and appliances as may be necessary to carry into effect the main purposes of the corporation; to erect buildings upon its land and sell or rent the same; to issue bonds, and secure the payment of the same by a mortgage or trust deed upon the real and personal property of the corporation; and to do all things and to have all the powers and privileges, and be subject to all restrictions and liabilities, conferred or imposed upon a corporation for profit by the laws of the State of Florida.

ARTICLE III.

CAPITAL STOCK.

The capital stock of this corporation shall consist of two hundred fifty (250) shares of six (6) percent cumulative preferred stock having a par value of One Hundred Dollars ($100) each, and one hundred (100) shares of common stock without nominal or par value.

ARTICLE IV.

AMOUNT OF CAPITAL STOCK TO BEGIN BUSINESS.

The amount of capital with which this corporation shall begin business is Five Hundred Dollars ($500).

ARTICLE V.

CORPORATE EXISTENCE.

The term for which this corporation shall exist shall be perpetual.

ARTICLE VI.

PRINCIPAL PLACE OF BUSINESS.

The principal place of business of this corporation shall be located at Tallahassee, Leon County, Florida, with offices at such other places, within or without the State of Florida, as the Board of Directors may from time to time direct.

ARTICLE VII.

DIRECTORS.

The business of this corporation shall be conducted by a board of five directors, who need not be stockholders in said corporation.

ARTICLE VIII.

NAMES AND ADDRESSES OF FIRST BOARD OF DIRECTORS.

The names and postoffice addresses of the first Board of Directors of this corporation, who shall hold office of the first year, and/or until their successors are elected and qualified, are:

NAME.	BUSINESS ADDRESS.

Lloyd C. Griscom	812 Park Avenue, New York City.

B.K. Eaton	Tallahassee, Florida

William Blount Myers	“ ”

Purnell H. Gould	“ ”

Erie K. Wade	“ ”

ARTICLE IX.

NAMES AND ADDRESSES OF SUBSCRIBERS.

The names and postoffice addresses of the subscribers to this certificate of incorporation, and the number of shares of stock subscribed by each, are:

NAME.	BUSINESS ADDRESS.	NO. SHARES.

Lloyd C. Griscom	812 Park Avenue, New York City.	(2) Two.

William Blount Myers	Tallahassee, Florida	(2) Two.

Erie K. Wade	“ ”	(1) One

IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names, this the 25th day of March, A. D. 1929.

/s/ Lloyd C. Griscom

/s/ William Blount Myers

/s/ Erie K. Wade

STATE OF FLORIDA,    )

                                         :

COUNTY OF LEON.      )

BE IT REMEMBERED, that on this 25th day of March, A. D. 1929, before me,     Lillian Philips    , a Notary Public for the State of Florida at Large, personally appeared Lloyd C. Griscom, William Blount Myers and Erie K. Wade, well known to me to be the persons described in and who executed the foregoing certificate of incorporation, and severally acknowledged that they subscribed the same for the uses and purposes therein expressed, and each severally acknowledged that the signature thereto purporting to be his, is his own genuine signature.

IN TESTIMONY WHEREOF, I have hereunto set my hand and notarial seal, the day and year last above written.

/s/ Lillian Philips
NOTARY PUBLIC, STATE OF FLORIDA AT LARGE.

My Commission Expires October 18, 1930

STATE OF FLORIDA,

COUNTY OF LEON.

This is to certify that at a special meeting of the Board of Directors of Capital City Publishing Company held at the office of the company in Tallahassee, Florida, on the 10th day of September, 1943, at which meeting Directors Lloyd C. Griscom and John M. Tapers were present, the following motions and Resolutions were adopted:

“The advisability of amending the Charter of the corporation so as to provide for a Board of Directors to consist of not less than three, nor more than five directors, was duly considered, and the advisability thereof being unanimously agreed to by the Board of Directors, the following resolution was presented, and upon motion duly made, seconded and carried, the same was unanimously passed and approved:

“ ‘BE IT RESOLVED: That Article VII of the Certificate of Incorporation of Capital City Publishing Company providing for a Board of five Directors be amended to read as follows:

ARTICLE VII.

DIRECTORS

“ ‘The business of this corporation shall be conducted by a Board of not less than three, nor more than five, Directors, who need not be stockholders in said corporation.’

“The Chairman of the corporation was directed to present said resolution to a meeting of the stockholders of record, to be called for the purpose of considering such amendment.”

And this is to further certify that at a special meeting of the stockholders of said corporation held at the office of the company in Tallahassee, Florida, on the 11th day of September, 1943, at which 90% of the outstanding corporate stock of the corporation was personally represented by the holders thereof, the above resolution was presented to the stockholders for their consideration, and the following excerpt from the minutes of said meeting correctly reflects the action of the stockholders as to said Resolution:

“A resolution previously adopted by the Board of Directors at a meeting of said Board, held on the 10th day of September, 1943, was presented by Lloyd C. Griscom, Chairman of the Board of Directors of the corporation, to the stockholders for their consideration, the resolution so proposed being as follows, to-wit:

“ ‘BE IT RESOLVED: That Article VII of the Certificate of Incorporation or capital City Publishing Company providing for a Board of five Directors be amended to read as follows:

ARTICLE VII.

DIRECTORS.

“ ‘The business of this corporation shall be conducted by a Board of not less than three, nor more than five, Directors, who need not be stockholders in said corporation.’

“The above resolution having been read in full to the stockholders and the advisability and desirability of said amendment having been thoroughly discussed, upon motion made, seconded and unanimously carried, the stockholders approved the proposed amendment of the Certificate of Incorporation, as provided in said resolution, and authorized and directed the officers of the corporation to take all necessary steps to immediately effectuate such amendment.”

IN WITNESS WHEREOF, I, Henry S. Wrenn, Vice-President, have hereunto signed the corporate name of said corporation hereto, and I, the said Grace R. Gudenrath, have attested this instrument and affixed the corporate seal hereto, this 20th day of October, A. D. 1943.

Signed, Sealed and Delivered in our presence as	CAPITAL CITY PUBLISHING COMPANY

/s/ Charles S. Ausley	By:		/s/ Henry S. Wrenn	(SEAL)
Vice-President

/s/ Kathryn Gregory		ATTEST:	/s/ Grace R. Gudenrath
Secretary-Treasurer

STATE OF FLORIDA,

COUNTY OF LEON.

Before me, the undersigned authority, this day personally appeared Henry S. Wrenn, Vice President of Capital City Publishing Company, a corporation organized and existing under and by virtue of the laws of the State of Florida, and Grace R. Gudenrath, the Secretary-Treasurer of said corporation, the said Henry S. Wrenn and Grace R. Gudenrath being severally known to me to be the same individuals described in and who as such Vice President and such Secretary-Treasurer executed the foregoing instrument of writing on behalf of said corporation, and acknowledged that they executed the said instrument by authority and on behalf of said corporation, and affixed the seal of said corporation to said instrument under due corporate authority, and that all such acts were done freely and voluntarily and for the purposes in said instrument set forth, and that such instrument is the free act and deed of said corporation, and each of said parties, after having been duly sworn deposes and says that said certificate truly reflects the acts of said corporation as set forth therein.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of October, A. D. 1943.

/s/ Kathryn Gregory
Notary Public, State of Florida at Large

My Commission expires: October 25, 1944

CERTIFICATE

We, the undersigned officers of Capital City Publishing Company, a Florida corporation, do hereby certify that at a meeting of the Board of Directors of this corporation held on the 14th day of October 1952, at which all of the directors of the corporation were present, the following resolution was unanimously adopted:

“RESOLVED, that Article I of the Certificate of Incorporation of Capital City Publishing Company be amended so that the name shall read as follows:

‘ARTICLE I

NAME OF CORPORATION

The name of the corporation shall be Capital Printers, Inc.’

“BE IT FURTHER RESOLVED, that the officers of this corporation are requested and directed to forthwith call a meeting of the stockholders of the corporation for the consideration of this resolution.”

And that there was a special meeting of the stockholders of said corporation held on October 14, 1952, at which all of the outstanding corporate stock of the corporation was represented and voted, the following resolution was unanimously adopted by the stockholders:

“RESOLVED, that it is advisable and in the best interests of the corporation that its name be changed from Capital City Publishing Company to Capital Printers, Inc., and

“BE IT FURTHER RESOLVED, that the officers of this corporation are hereby requested and instructed to forthwith take such steps as may be necessary to amend Article I of the Certificate of Incorporation so that the same will read as follows:

‘ARTICLE I

NAME OF CORPORATION

The name of the corporation shall be Capital Printers, Inc.’ ”

This certificate executed this 5th day of November, 1952.

/s/ John M. Tapers
President

/s/ Grace R. Gudenrath
Secretary

STATE OF Florida

COUNTY OF Leon

Before me, the undersigned authority, this day personally appeared John M. Tapers and Grace R. Gudenrath, President and Secretary, respectively, of Capital City Publishing Company, a Florida corporation, both well known to me and who acknowledged before me that they signed and executed the foregoing instrument for and on behalf of the said corporation and in the capacities therein mentioned.

Witness my hand and official seal, at Tallahassee, Florida, this 5th day of November, A. D. 1952.

/s/ Vernelle Tucker
Notary Public, State of Florida at Large.

My commission expires:

Notary Public, State of Florida at Large. My commission expires May 26, 1953. Bonded by American Surety Co. of N. Y.

AMENDMENT OF CERTIFICATE OF INCORPORATION

ARTICLE I

CAPITAL PRINTERS, INC.

The undersigned officers of Capital Printers, Inc. do hereby certify that at a special meeting of the Board of Directors of the corporation, held on August 4, 1959, at which all directors were present, the following resolution was adopted”

“RESOLVED, that Article I of the Certificate of Incorporation of Capital Printers, Inc. be amended so that the same shall read as follows:

‘ARTICLE I

NAME OF COMPANY

‘The name of this corporation shall be TALLAHASSEE DEMOCRAT, INC.’

“BE IT FURTHER RESOLVED, that the officers of this corporation are requested and directed to forthwith call a meeting of the stockholders of the corporation for the consideration of this resolution.”

We further certify that at a special meeting of the stockholders of Capital Printers, Inc., held on August 4, 1959, immediately following the aforesaid meeting of the directors, and at which all of the outstanding shares of the capital stock were represented, the Resolution which had been adopted by the directors to amend Article I of the Certificate of Incorporation, as above set forth, was presented at said stockholders’ meeting and that the following Resolution was thereupon unanimously adopted by the stockholders:

“RESOLVED, that it is advisable and in the best interest of the corporation that the name be changed from Capital Printers, Inc. to TALLAHASSEE DEMOCRAT, INC.

“BE IT FURTHER RESOLVED, that the officers of this corporation are hereby requested and instructed to forthwith take such steps as may be necessary to amend Article I of the Certificate of Incorporation so that the same will read as follows”

‘ARTICLE I

‘NAME OF COMPANY

‘The name of this corporation shall be TALLAHASSEE DEMOCRAT, INC.’

We further certify that said Resolutions are in full force and effect and that this Certificate is made for the purpose of filing with the Honorable R.A. Gray, Secretary of State of the State of Florida and effecting the Amendment to the Certificate of Incorporation as provided in said Resolutions.

Dated at Tallahassee, Florida, this 13th day of August, A. D. 1959.

/s/ John M. Tapers
President

ATTEST:

/s/ Charles S. Ausley
Assistant Secretary

I HEREBY CERTIFY that on this 13th day of August, A. D. 1959, personally came and appeared before me, the undersigned authority, JOHN M. TAPERS and CHARLES S. AUSLEY, to me well known and well known by me to be the persons of those names described in and who severally acknowledged to me that they signed the foregoing Certificate as President and as Assistant Secretary of the corporation respectively, as their free act and deed and for the uses and purposes therein expressed.

/s/ Mildred R. Curtis
Notary Public, State of Florida at Large.

My Commission expires: 10-19-62

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF TALLAHASSEE DEMOCRAT, INC.

The undersigned, being all of the Directors and all of the Stockholders of Tallahassee Democrat, Inc., do by signing this written statement manifest their intention to amend Articles III and VII of the Certificate of Incorporation of said corporation, and said Articles be and the amend are hereby amended to read as follows:

“ARTICLE III.

CAPITAL STOCK

The authorized stock of this corporation shall consist of Three Hundred (300) shares of common stock without nominal or par value.

All of said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose; labor or services may be purchased, or paid for with the Capital Stock at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.”

“ARTICLE VII.

DIRECTORS

The business of this corporation shall be conducted by a Board of not less than three, nor more than nine, Directors, who need not by stockholders in said corporation.”

Said amendment to the Certificate shall be effective immediately upon approval thereof by the Secretary of State of Florida.

This amendment is made pursuant to Section 608.18, Subparagraph 8, Florida Statues.

Dated this 24th day of February, A. D. 1965

/s/ Audrey M. E. Griscom
Audrey M. E. Griscom

/s/ John M. Tapers
John M. Tapers

Owners and holders of all of the presently authorized and issued stock of said corporation.

/s/ Audrey M. E. Griscom
Audrey M. E. Griscom

/s/ John M. Tapers
John M. Tapers

/s/ Charles S. Ausley
Charles S. Ausley

Being all of the members of the present Board of Directors of said corporation.

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF TALLAHASSEE DEMOCRAT, INC.

The undersigned, being all of the Directors and all of the Stockholders of Tallahassee Democrat, Inc., do by signing this written statement manifest their intention to amend Article III of the Certificate of Incorporation of said corporation so as to provide that the increased authorization of stock may be used for the purpose of exchanging same for the issued and outstanding shares (which under the original Charter was 100 shares of common stock without nominal or par value). Such increase to 300 shares being for the convenience of the present holders of said 100 shares of common stock; and said Article therefore is amended to read as follows:

“ARTICLE III.

CAPITAL STOCK

The authorized stock of this corporation shall consist of Three Hundred (300) shares of common stock without nominal or par value. Said 300 shares of common stock authorized by this amendment may be used in exchange for the previously authorized and issued common stock which was issued under the original Charter, same being 100 shares without nominal or par value.”

Said amendment to the Certificate shall be effective immediately upon approval thereof by the Secretary of State of Florida.

This amendment is made pursuant to Section 608.18, Subparagraph 8, Florida Statues.

Dated this 25th day of February, A. D. 1965.

/s/ Audrey M. E. Griscom
Audrey M. E. Griscom

/s/ John M. Tapers
John M. Tapers

Owners and holders of all of the presently authorized and issued stock of said corporation.

/s/ Audrey M. E. Griscom
Audrey M. E. Griscom

/s/ John M. Tapers
John M. Tapers

/s/ Charles S. Ausley
Charles S. Ausley

Being all of the members of the present Board of Directors of said corporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TALLAHASSEE DEMOCRAT, INC.

The Tallahassee Democrat, Inc., a corporation organized and existing under and by virtue of the laws of the State of Florida, does hereby certify:

1.	That, under date of October 28, 1977, on the written consent of the sole stockholder of the Corporation, which has been duly filed with the minutes of the proceedings of the Corporation, the Corporation adopted a resolution setting forth a proposed amendment to the certificate of incorporation of said Corporation as follows:

RESOLVED, that Article VII of the Certificate of Incorporation of Tallahassee Democrat, Inc. is hereby amended as follows:

By striking out Article VII in its entirety which now reads as follows:

“The business of this corporation shall be conducted by a Board of not less than three nor more than nine directors, who need not be stockholders in said corporation.”

And by inserting in lieu thereof the following:

“The number of directors of the corporation shall not be less than three, the number of directors to be fixed by, or in the manner provided in, the By-laws.

IN WITNESS WHEREOF, TALLAHASSEE DEMOCRAT, INC. does hereby make this Certificate under its corporate seal and the hand of W. H. Harwell, Jr., its President, and Charles E. Clark, its Secretary, and the said President and the said Secretary hereby hereunto set their hands and cause the corporate seal of the Corporation to be hereunto affixed this 15th day of November 1997.

TALLAHASSEE DEMOCRAT, INC.

By:	/s/ W. H. Harwell, Jr.
W. H. Harwell, Jr., President

By:	/s/ Charles E. Clark
Charles E. Clark, Secretary

STATE OF FLORIDA	)
	:	SS
COUNTY OF DADE	)

I,     /s/ Liset R. Mitchell    , a Notary Public in and for the said county aforesaid, hereby certify that Charles E. Clark personally known to me and known to me to be Secretary of TALLAHASSEE DEMOCRAT, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed such Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of November 1977.

/s/ Liset R. Mitchell
Notary Public

My Commission Expires
NOTARY PUBLIC STATE OF FLORIDA AT LARGE MY COMMISSION EXPIRES JUNE __, 1979 BONDED THRU GENERAL INS. UNDERWRITERS

STATE OF FLORIDA	)
	:	SS
COUNTY OF LEON	)

I,     Vernelle Tucker    , a Notary Public in and for the said county aforesaid, hereby certify that W. H. Harwell, Jr. personally known to me and known to me to be the President of TALLAHASSEE DEMOCRAT, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed such Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day of November 1977.

/s/ Vernelle Tucker
Notary Public

My Commission Expires

ARTICLES OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TALLAHASSEE DEMOCRAT, INC.

(Corporate Number 119544)

Pursuant to the provisions of section 607.1006 of the Florida Business Corporation Act, Tallahassee Democrat, Inc., a Florida profit corporation (the “Company”), adopts the following amendments to its Certificate of Incorporation, as amended:

1.        The name of the Company as currently filed with the Florida Department of State is Tallahassee Democrat, Inc.”

2.        Article I of the Company’s Certificate of Incorporation, as amended, is deleted in its entirety and Article I shall be amended and restated in its entirety to read as follows:

ARTICLE I

NAME OF CORPORATION

   The name of this corporation shall be Pacific Northwest Publishing Company, Inc.

3.        The date of this amendment’s adoption is August 22, 2005.

4.        This amendment to the Company’s Certificate of Incorporation, as amended, was approved by the sole shareholder of the Company. The number of votes cast for this amendment by such shareholder was sufficient for approval.

Executed by the undersigned as of this 14th day of September, 2005.

/s/ Alice W. Wang
Alice W. Wang, Vice President